UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021

HILL-ROM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 E. Randolph St., Suite 1000, Chicago, Illinois 60601

(Address of principal executive offices)

(312) 819-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, without par value	HRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 13, 2021, Hill-Rom Holdings, Inc., an Indiana corporation (“Hillrom” or the “Company”), completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of September 1, 2021 (the “Merger Agreement”), by and among the Company, Baxter International Inc., a Delaware corporation (“Baxter”), and Bel Air Subsidiary, Inc., an Indiana corporation and wholly-owned subsidiary of Baxter (“Merger Sub”). At the closing, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Baxter. The Merger became effective upon the filing of the articles of merger with the Secretary of State of the State of Indiana on the date hereof (the “Effective Time”).

Item 1.02.	Termination of a Material Definitive Agreement.

The information provided in the Introductory Note of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Concurrently with the closing of the Merger, the Company terminated all commitments outstanding under that certain Credit Agreement, dated as of August 30, 2019, by and among the Company, as lead borrower, Welch Allyn, Inc., as co-borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative and collateral agent (as amended, restated or otherwise modified, the “Credit Agreement”). In connection with the termination of the Credit Agreement, all outstanding loans and other amounts due under thereunder were repaid in full.

Concurrently with the closing of the Merger, Hill-Rom Company, Inc. (“HRC”), a wholly-owned subsidiary of the Company, as initial servicer, and Hill-Rom Finance Company LLC (“HR Finance”), a wholly-owned subsidiary of the Company and a bankruptcy remote, special purpose entity, as borrower, terminated that certain Loan and Security Agreement, dated as of May 5, 2017, by and among HRC, HR Finance, the persons from time to time party thereto, as lenders and as group agents and MUFG Bank, Ltd, (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.) (“MUFG”), as Administrative Agent (as amended, restated or otherwise modified, the “Loan Agreement”), together with the purchase and sale agreement and performance guaranty related thereto (collectively, the “Securitization Documents”). In connection with the termination of the Securitization Documents, all outstanding amounts due thereunder were repaid in full.

Upon termination of the Loan Agreement, each of the following agreements was automatically terminated: (i) that certain Master Framework Agreement by and among HRC, Hill-Rom Manufacturing, Inc. (“HR Manufacturing”) and each additional seller from time to time party thereto, HRC, as agent for the sellers, MUFG, as buyer, and the other parties thereto, dated as of May 5, 2017 (as amended, restated or otherwise modified, the “Framework Agreement”), (ii) that certain 1996 SIFMA Master Repurchase Agreement entered into by HRC, including Annex I thereto (as amended thereby), dated as of May 4, 2018 (as amended, restated or otherwise modified, the “HRC MRA”), and related confirmations, and (iii) that certain 1996 SIFMA Master Repurchase Agreement entered into by HR Manufacturing, including Annex I thereto (as amended thereby), dated as of May 4, 2018 (as amended, restated or otherwise modified, the “Manufacturing MRA”) (collectively, the “Repurchase Facility Documents”). In connection with the termination of the Repurchase Facility Documents, all outstanding amounts due thereunder were repaid in full.

Concurrently with the closing of the Merger, the Company satisfied and discharged its obligations under (i) that certain Indenture, by and among the Company, as issuer, the guarantors party thereto and Citibank, N.A., as trustee, dated as of September 19, 2019 (as supplemented by that certain First Supplemental Indenture dated as of October 16, 2019), relating to the Company’s $425.00 million in outstanding principal amount of 4.375% senior notes due 2027 (the “4.375% Notes”) and (ii) that certain Indenture, by and among the Company, as issuer, and U.S. Bank National Association, as trustee, dated as of December 1, 1991, relating to the Company’s $29.77 million in outstanding principal amount of 6.75% debentures due 2027 (the “6.75% Debentures”), in each case by irrevocably depositing with the relevant trustee funds sufficient to redeem in full, on January 6, 2022, with respect to the 4.375% Notes, and on January 12, 2022, with respect to the 6.75% Debentures, the aggregate outstanding amount of the 4.375% Notes and the 6.75% Debentures, plus any applicable premium and accrued and unpaid interest, if any. This document is not and should not be construed as a notice of redemption for the 4.375% Notes or the 6.75% Debentures.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02, 5.03 and 8.01 of this Current Report is incorporated herein by reference.

At the Effective Time, each share of common stock, no par value, of the Company (the “Common Stock”) outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) was cancelled and converted into the right to receive cash in the amount of $156.00 per share (the “Merger Consideration”).

At the Effective Time, (a) each stock option to purchase shares of Common Stock that was outstanding immediately prior to the Effective Time became fully vested and was cancelled and converted into the right to receive a cash payment, without interest, equal to the product of (i) the Merger Consideration, net of the applicable exercise price, and (ii) the number of shares of Common Stock subject to such stock option immediately prior to the Effective Time, less applicable taxes, (b) each Hillrom restricted stock unit award that was outstanding immediately prior to the Effective Time and was granted prior to the date of the Merger Agreement became fully vested and was cancelled and converted into the right to receive a cash payment, without interest, equal to the product of (i) the Merger Consideration and (ii) the number of shares of Common Stock subject to such award immediately prior to the Effective Time, less applicable taxes, (c) each Hillrom restricted stock unit that was granted on or after the date of the Merger Agreement was converted into a Baxter restricted stock unit award based on a ratio of the value of the Merger Consideration to the value of a share of Company common stock as of the Effective Time and will remain subject to the original vesting schedule and continued service requirements, with acceleration of vesting upon certain qualifying terminations of employment, and (d) each Hillrom performance-based restricted stock unit award that was outstanding immediately prior to the Effective Time became fully vested and was cancelled and converted into the right to receive a cash payment, without interest, equal to the product of (i) the Merger Consideration and (ii) the number of shares subject to such award immediately prior to the Effective Time, based on a payout percentage of 146% (in the case of any such award granted in Hillrom’s 2020 fiscal year) or 187.5% (in the case of any such award granted in Hillrom’s 2021 fiscal year), less applicable taxes. Under the terms of the Merger Agreement, any Hillrom restricted stock unit granted to a non-employee director on or after the date of the Merger Agreement would have been treated in the same manner as restricted stock units granted prior to the date of the Merger Agreement (as described in clause (b) above), however, no Hillrom restricted stock units were granted to non-employee directors on or after the date of the Merger Agreement.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 2, 2021, and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

On December 13, 2021, in connection with the completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed, and requested that the NYSE suspend trading of the Common Stock on the NYSE and withdraw the Common Stock from listing on the NYSE prior to the opening of trading on December 13, 2021. The NYSE has filed a notification of removal from listing on Form 25 with the SEC with respect to the Common Stock in order to effect the delisting of such shares from the NYSE. Such delisting will result in the termination of the registration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a certificate on Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act, which will suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act with respect to the Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

At the Effective Time, the holders of Common Stock immediately before the Merger ceased to have any rights as shareholders of the Company (other than their right to receive the Merger Consideration in accordance with the terms of the Merger Agreement).

Item 5.01.	Change in Control of Registrant.

The information set forth in the Introductory Note and the information set forth under Items 2.01, 3.03 and 5.02 of this Current Report is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Baxter. Baxter funded the acquisition using borrowings under its term loan facility, proceeds from the issuance of senior unsecured notes and cash on hand.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

In accordance with the terms of the Merger Agreement, all directors of the Company immediately prior to the Effective Time resigned from the board of directors of the Company subject to, and effective as of, the Effective Time. No director resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement, the directors of Merger Sub as of immediately prior to the Effective Time, José E. Almeida, James Saccaro and Sean Martin, became the directors of the Company, effective as of the Effective Time.

In addition, immediately following the consummation of the Merger, each executive officer of the Company, other than Amy Dodrill, Andreas Frank and Richard Wagner, resigned and ceased to hold such position with the Company effective as of the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.03.

At the Effective Time, the amended and restated articles of incorporation of the Company that were in effect immediately prior to the Effective Time were amended and restated in their entirety (the “Articles of Incorporation”). In addition, at the Effective Time, the amended and restated bylaws of the Company as in effect immediately prior to the Effective Time were amended and restated in their entirety to be in the form of the bylaws of Merger Sub as in effect immediately prior to the Effective Time (the “Bylaws”). Copies of the Articles of Incorporation and the Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 8.01	Other Events

On December 13, 2021 the Company and Baxter jointly issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of September 1, 2021, by and among Hill-Rom Holdings, Inc., Baxter International Inc., and Bel Air Subsidiary, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on September 2, 2021).*

3.1	Second Amended and Restated Articles of Incorporation of Hill-Rom Holdings, Inc.

3.2	Amended and Restated Bylaws of Hill-Rom Holdings, Inc.

99.1	Press Release, dated December 13, 2021

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

*	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2)(ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2021

HILL-ROM HOLDINGS, INC.

	By:	/s/ Ellen K. Bradford
Name: Ellen K. Bradford
Title: Vice President and Secretary